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Exhibit 3.21

SEAL	Dean Heller Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.			ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:

HGI—Lakeside

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)
	Sean T. Higgins, Esq. Name: 5195 Las Vegas Blvd. South Street Address Optional Mailing Address		Las Vegas City City	NEVADA State	89119 Zip Code Zip Code
3.	Shares: number of shares corporation authorized to issue

	Number of shares with par value:		Par value: $	Number of shares without par value: 100

4.	Names & Addresses of Board of Directors/Trustees: attach additional page if there is more than 3 directors/trustees

	1.	Edward J. Herbst Name

	5195 Las Vegas Blvd. South Street Address		Las Vegas City	NV State	89119 Zip Code

	2.	Timothy P. Herbst Name

	5195 Las Vegas Blvd. South Street Address		Las Vegas City	NV State	89119 Zip Code

	3.	Troy D. Herbst Name

	5195 Las Vegas Blvd. South Street Address		Las Vegas City	NV State	89119 Zip Code

5.	Purpose: (optional-see instructions)

The purpose of this Corporation shall be:

6.	Names, Address and Signature of Incorporator: attach additional page if there is more than 1 incorporator

	Sean T. Higgins, Esq. Name	/s/ Sean T. Higgins Signature

	5195 Las Vegas Blvd. South Street Address	Las Vegas City	NV State	89119 Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

	/s/ Sean T. Higgins Authorized Signature of R.A. or On Behalf of R.A. Company.			Date

This form must be accompanied by appropriate fees. See attached fee schedule.

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  Exhibit 3.21